Exhibit 10.9

Vivint Solar, Inc.

Amended and Restated

2013 Long-Term Incentive Pool Plan for Recruiting Regional Sales Managers

Section 1.Purpose. The purpose of the Vivint Solar, Inc. Amended and Restated 2013 Long-Term Incentive Pool Plan for Recruiting Regional Sales Managers is to:

(a)provide a means through which Vivint Solar, Inc. (the “Company”) and its Affiliates may attract and retain key Recruiting Regional Sales Managers (and prospective Recruiting Regional Sales Managers); and

(b)provide a means whereby Recruiting Regional Sales Managers (and prospective Recruiting Regional Sales Managers) of the Company and its Affiliates can be paid incentive compensation measured by reference to the value of shares of the Company’s Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s direct and indirect stockholders.

Section 2.Definitions. Capitalized terms used in the Plan shall have the meanings assigned such terms herein or in Appendix A (Definitions).

Section 3.Eligibility.

(a)Any Recruiting Regional Sales Manager of the Company or its Affiliates shall be eligible to be designated a Participant by the Committee.

(b)Unless otherwise provided for in an Award Agreement, when a Participant ceases to be a Recruiting Regional Sales Manager or otherwise ceases to satisfy the eligibility requirements for participation in this Plan (the last date of such participation, the “Cessation Date”), but continues to provide Services, such Participant shall be eligible to continue to receive payments in respect of LTIP Credits accrued on or prior to the Cessation Date pursuant to Section 4(b) and otherwise in accordance with the Plan, provided that such Participant shall not accrue any additional LTIP Credits in this Plan after the Cessation Date. Such a Participant may be eligible to participate in other long-term incentive plans of the Company or its Affiliates, but LTIP credits accrued under any other such plan shall not constitute “LTIP Credits” under this Plan.

(c)An individual actively accruing benefits under a similar long-term incentive plan of the Company shall not be eligible to accrue LTIP Credits with respect to the same period of time under this Plan, unless otherwise provided by the Committee in the Award Agreement.

Section 4.Allocation of LTIP Credits; Calculation of LTIP Share.

(a)Grant of Awards.  From time to time, the Committee may make awards of LTIP credits (each, an “LTIP Credit”) to Participants under the Plan (each, an “Award”) which shall be evidenced by a written award agreement (each, an “Award Agreement”). Awards may be expressed as a right, subject to satisfaction of the terms and conditions of the Award, to receive a stipulated number of LTIP Credits or a number of LTIP Credits derivable by a formula; provided that if no such number of LTIP Credits or formula is specified in the Award Agreement, then the number of LTIP Credits issued under such Award shall be determined pursuant to Section 4(b).

(b)Allocation of LTIP Credits.  Unless otherwise provided in the applicable Award Agreement, each Participant shall accrue LTIP Credits as set forth in this Section 4(b).  All determinations related to the allocation of LTIP Credits shall be reasonably determined by the Committee in good faith and shall be binding and final on all Participants.

(i)LTIP Credits, Generally. Each Participant will be allocated one LTIP Credit, or a fraction thereof, for each installed solar-generating power system sold by a Regional Sales Manager, District Sales Manager or Sales Manager who was recruited by such Regional Sales Manager on or between May 1, 2011 and May 1, 2014 (except to the extent such LTIP Credits are canceled pursuant to Section 4(b)(ii)), as set forth below:

Participant Role	Installation between May 1, 2011 and December 31, 2014	Installation between January 1, 2015 and May 1, 2015
Vice President	0.20	0.1
Regional Manager	0.80	0.4
Vice President and Regional Sales Manager	1.0	0.5

(ii)Cancelations. If any solar power purchase contract is canceled by a customer or not assigned by a customer to a new purchaser of a home (other than cancelations as a result of the purchase by the customer of the power-generating equipment provided pursuant to such contract), then any LTIP Credits originally generated by the installation for such buyer will be canceled and cease to be outstanding for purposes of making future calculations hereunder.

(iii)Calculating LTIP Credits. A Participant’s LTIP Credits for any Measurement Period shall be determined in good faith by the Committee for purposes of making such payment, with the Committee’s decisions binding and final on all Participants.

(c)Calculation of LTIP Share.  Unless otherwise provided in the applicable Award Agreement, a Participant’s share of the LTI Pool (the “LTIP Share”), as of any Determination Date, shall be a fraction (x) the numerator of which shall be such Participant’s LTIP Credits accrued during all Measurement Periods through such Determination Date and (y) the denominator of which shall be the total number of LTIP Credits assigned to all Participants (excluding Terminated Participants) during all Measurement Periods through such Determination Date. All determinations related to the calculation of the LTIP Share shall be determined by the Committee in good faith and shall be binding and final on all Participants.

Section 5.Allocation of LTIP Share; Timing and Amount of Payment.

Satisfaction of Awards shall occur as described in either sub-section (a), sub-section (b), sub- section (c), or a combination of either sub-sections (a) or (b) and (c), below.

(i)Public Offering. Following the occurrence of a Public Offering of the Company (or any other similar event specified in the sole discretion of the Committee), on each Determination Date, each Participant with an outstanding Award who continues to provide Services through such Determination Date shall be issued a number of shares of Common Stock under the Company’s Stock Plan with a Fair Market Value on such Determination Date equal to such Participant’s LTIP Share of the Distributable Portion of the LTI Pool.

(ii)The Determination Dates following a Public Offering and the respective Distributable Portions of the LTI Pool shall be:

Determination Date	Distributable Portion of LTI Pool
Date that is six months following the closing of the Public Offering	Portion of the LTI Pool attributable to 257,353 hypothetical stock options, measured as of the applicable Determination Date
Date that is 18 months following the closing of the Public Offering	Portion of the LTI Pool attributable to 257,353 hypothetical stock options, measured as of the applicable Determination Date
Later of (x) the date on which the First Performance Hurdle has been satisfied and (y) the date that is six months following the closing of the Public Offering	Portion of the LTI Pool attributable to 514,706 hypothetical stock options, measured as of applicable Determination Date
Later of (x) the date on which the Second Performance Hurdle has been satisfied and (y) the date that is six months following the closing of the Public Offering	Portion of the LTI Pool attributable to 514,706 hypothetical stock options, measured as of the applicable Determination Date

(b)Change of Control.  Upon the occurrence of a Change of Control (or any other similar event specified in the sole discretion of the Committee), each Participant with an outstanding Award shall be eligible to be paid an amount equal to the product of (1) the Participant’s LTIP Share, (2) the LTI Pool (less any amounts previously distributed under the LTI Pool) and (3) the Vested Percentage (such product, the “Change of Control Payment Amount”), which payment may be made in one of the following forms, as determined by the Committee in its sole discretion: (w) cash, (x) shares of Common Stock valued at Fair Market Value, (y) shares of Common Stock or units of capital stock of Parent or one of Parent’s majority-owned Subsidiaries that beneficially owns, directly or indirectly, a majority of the voting power of the Company’s capital stock (“Alternative Equity”) valued at Fair Market Value (measured as though all references to shares of Common Stock in such definition of “Fair Market Value” were replaced with Alternative Equity), or (z) any combination thereof. The Change of Control Payment Amount will be paid to a Participant in installments as follows:

(i)One-third of the Change of Control Payment Amount shall be paid within 30 days of the consummation of such Change of Control (unless the Participant ceases to provide Services before such consummation date, in which case the Change of Control Payment shall be forfeited);

(ii)One-third of the Change of Control Payment Amount shall be paid on the date that is nine (9) months after the date of the consummation of such Change of Control (unless the Participant ceases to provide Services before such date, in which case the unpaid portion of the Change of Control Payment shall be forfeited); and

(iii)One-third of the Change of Control Payment Amount shall be paid on the date that is 18 months after the date of the consummation of such Change of Control (unless the Participant ceases to provide Services before such date, in which case the unpaid portion of the Change of Control Payment shall be forfeited);

provided that if a Participant’s Services are terminated by the Participant’s employer after the consummation of a Change of Control other than for Cause (or as a result of the Participant’s death or disability (as defined in the employer’s long-term disability insurance plan)), then subject to and conditioned upon the execution and non-revocation of a General Release by such Participant, any unpaid portion of the Change of Control Payment Amount shall be paid to such Participant within 30 days of such termination of Services.

(c)Other Payments. The Committee may, at any time in its sole discretion, declare a payment from the LTI Pool, in which case each Participant with an outstanding Award shall be paid an amount equal to such Participant’s LTIP Share of the payment amount so declared by the Committee, which payment may be made in one of the forms described in Section 4(b); provided that any such payments, (i) together with all other payments made pursuant to this Section 4(c), shall not exceed an amount equal to the product of (A) the Vested Percentage and (B) the LTI Pool at the time of such payment; and (ii) shall reduce the payment made in respect of the LTI Pool on the Distribution Date immediately following the date such payment was made.

(d)Adjustment to LTI Pool. For the avoidance of doubt, any payment made pursuant to Section 5 shall constitute a payment pursuant to the LTI Pool and shall, therefore, reduce the amount of the LTI Pool available for future distributions, as described in the definition of “LTI Pool.”

Section 6.Administration.

(a)The Committee shall administer the Plan.

(b)Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the terms and conditions of any Award; (iv) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities (including Alternative Equity), other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (v) determine whether, to what extent and under what circumstances the delivery of cash, shares of Common

Stock, other securities (including Alternative Equity), other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vi) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (vii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  The Committee may revoke any such allocation or delegation at any time.  Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any of its Affiliates the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law.

(d)Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e)No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s certificate of incorporation or bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f)Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards.  Any such actions by the Board shall be subject to the applicable rules of any securities exchange or inter-dealer quotation system on which the shares of Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

Section 7.Amendment and Termination; Changes in Capital Structure and Similar Events.

(a)The Committee may amend, alter, suspend, discontinue, or terminate the Plan and/or any Award, or any portion thereof, at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval, if such shareholder approval is necessary to comply with any tax or regulatory requirement applicable to the Plan; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination (including without limitation any change effected by amendment, restatement, modification or waiver relating to any agreement cross-referenced herein (collectively, an “Amendment”)) that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of either

(x) the affected Participant or (y) a number of Participants with a majority of the then outstanding LTIP Credits. Notwithstanding the foregoing, (i) the Committee may terminate the Plan and pay Participants the Vested Percentage of the LTI Pool pursuant to Section 4(c)(iii) without any shareholder approval or Participant consent at any time, in which case this Plan shall be terminated following such payment without any further obligation on the Company thereafter and (ii) the Committee may amend the method of calculating and allocating LTIP Credits (including, without limitation, imposition of or amendment to annual minimum performance requirements for any Participant to be allocated LTIP Credits under the Plan in respect of a Measurement Period) on a prospective basis without any shareholder approval or Participant consent at any time.

(b)In the event of (a) any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property and excluding any dividend or distribution used to satisfy indebtedness of Parent and/or its Affiliates and Subsidiaries), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change of Control) that affects the shares of Common Stock, or

(b)unusual or nonrecurring events (including, without limitation, a Change of Control) affecting the Company or any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of the following:

(i)adjusting any or all of (A) the number of hypothetical Stock Options in the LTI Pool (and the kind of securities thereunder) and the number and type of securities which may be delivered in respect of Awards and (B) the Exercise Price with respect to any Award;

(ii)providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(iii)canceling any one or more outstanding Awards and causing to be paid to the holders holding Awards the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding or hypothetical Stock Options, the Intrinsic Value thereof (which may be zero).

provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.

Payments to holders pursuant to clause (iii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price). In addition, prior to any payment or adjustment contemplated under this Section 7(b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his Awards, (B) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee.

Section 8.General Provisions.

(a)Nontransferability.  No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(b)	Tax Withholding.

(i)A Participant shall be required to pay to the Company or any Affiliate in cash or its equivalent (e.g., check), and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any required withholdings or taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholdings and taxes.

(ii)Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock or Alternative Equity (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock or Alternative Equity otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares of Common Stock or Alternative Equity with a Fair Market Value equal to such withholding liability, provided that with respect to shares of Common Stock or Alternative Equity withheld pursuant to clause (B), the number of such shares of Common Stock or Alternative Equity may not have a Fair Market Value greater than the minimum required statutory withholding liability.

(c)No Claim to Awards; No Rights to Continued Services; Waiver. No employee, advisor or consultant of the Company or an Affiliate or Subsidiary, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the Service of the Company or an Affiliate or Subsidiary.  The Company and any of its Affiliates and Subsidiaries may at any time dismiss a Participant from Services, free from any liability or any claim under the Plan. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement.

(d)Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee.  The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(e)No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares of Common Stock have been issued or delivered to that person.

(f)Governing Law.  The Plan shall be governed by and construed in accordance with the internal law of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of law provisions thereof that would direct the application of the law of any other jurisdiction. Any suit, action or proceeding with respect to this Plan, or any judgment entered by any court in respect of any thereof, shall be brought exclusively in any court of competent jurisdiction in Salt Lake City, Utah, and each of the Company and the Participant hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the Participant and the Company hereby irrevocably waives (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Plan brought in any court of competent jurisdiction in Salt Lake City, Utah, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and

(iii) any right to a jury trial.

(g)Severability. If any provision of the Plan or any Award, Award Agreement, or Amendment is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(h)No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.  Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of Services, they shall have the same rights as other employees under general law.

(i)Non-Qualified Deferred Compensation.  This Plan and Awards hereunder are designed to be exempt from the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will incur additional tax under Section 409A of the Code and related Department of Treasury guidance, the Committee may in its sole discretion (a) adopt such amendments to the Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions necessary or appropriate to comply with the requirements of Section 409A of the Code and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the Effective Date.

Section 9.Effectiveness. The Plan shall be effective as of July 31, 2013 (the “Effective Date”) and shall continue in effect, as amended from time to time, until terminated pursuant to Section 7.

Appendix A Definitions

“Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company or Parent and/or (ii) to the extent provided by the Committee, any person or entity in which the Company or Parent has a significant interest.

The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

“Board” means (i) prior to a Public Offering, the board of directors of the Parent and (ii) following (A) a Public Offering or (B) the date Parent ceases to be the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rule thereto)), directly or indirectly, of 80% or more of the total voting power of the voting equity of the Company, the board of directors of the Company.

“Cause”, in the case of a particular Award, unless the applicable Award Agreement states otherwise, shall have the meaning ascribed to such term in the Participant’s then-current employment agreement, and if not so defined, or no such employment agreement exists, “Cause” shall mean (A) the Participant’s continued failure substantially to perform the Participant’s employment duties (other than as a result of total or partial incapacity due to physical or mental illness), (B) dishonesty in the performance of the Participant’s employment duties, (C) an act or acts on the Participant’s part constituting (x) what would be classified as a felony under the laws of the United States or any state thereof or (y) what would be classified as a misdemeanor involving moral turpitude under the law of the United States or any state thereof,

(D)use, possession, sale, or purchase of controlled substances or alcohol during working hours or on the job site or being under the influence of controlled substances or alcohol during working hours or on the job site, (E) the Participant’s willful malfeasance or willful misconduct in connection with the Participant’s employment duties or any act or omission which is or could reasonably be expected to be injurious to the financial condition or business reputation of the Company or any of its Subsidiaries or Affiliates, (F) the Participant’s fraud or misappropriation, embezzlement or misuse of funds or property belonging to the Company or an Affiliate or Subsidiary or (G) the occurrence of any Restrictive Covenant Violation; provided that none of the foregoing events shall constitute Cause unless Participant fails to cure such event and remedy any adverse or injurious consequences arising from such event within 10 days after the receipt of written notice from the Company of the event which constitutes Cause (except that no cure or remedy period shall be provided if the event or such consequences are not capable of being cured and remedied).

“Change of Control” shall mean (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, as a whole, to any Person or Group other than Parent or Sponsor (or an Affiliate of Parent or Sponsor) or (ii) any Person or Group, other than Parent or Sponsor (or an Affiliate of Parent or Sponsor), is or becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d- 5 under the Exchange Act (or any successor rule thereto)), directly or indirectly, of 50% or more of the total voting power of the voting equity of the Company, including by way of merger, consolidation or otherwise and Parent and Sponsor (or an Affiliate of Parent or Sponsor) cease to directly or indirectly control the Board.

“Committee” shall mean either (i) the Board or (ii) any committee to which the Board delegates its authority in respect of this Plan.

“Common Stock” shall mean the Company’s common stock.

“Determination Date” shall mean, following a Public Offering, the dates specified in Section 5(a)(ii), and following a Change of Control, the date of the consummation of such Change of Control.

“District Sales Manager” shall mean a District Sales Manager who provides Services.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

“Exercise Price” means the option price per share of Common Stock for each Stock Option.

“Fair Market Value” shall mean, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last-sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last-sale basis, the amount determined by the Board (or, after a Public Offering, the Committee) in good faith to be the fair market value of the Common Stock.

“First Performance Hurdle” shall mean that Sponsor shall have received cash proceeds in respect of its shares of Common Stock held from time to time by Sponsor in an amount that equals $250,000,000 more than Sponsor’s cumulative invested capital in respect of its shares of Common Stock (which amount shall be deemed to be $75,000,000, plus any amounts invested after November 16, 2012 and through such date of determination).

“General Release” shall mean a general release of claims in favor of the Company and its affiliates, and their respective officers, directors, and employees, in such standard form as the Company may adopt from time to time.

“Group” means “group” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act (or any successor section thereto).

“Intrinsic Value” shall mean, as of any Determination Date in respect of a Stock Option, the amount by which the Fair Market Value of a share of Common Stock exceeds the Exercise Price under such Stock Option.

“LTI Pool” as of any Determination Date, shall mean an amount equal to the Intrinsic Value of 1,544,118 hypothetical Stock Options issued under the Stock Plan with an Exercise Price equal to $1.00 each (such number and such Exercise Price subject to adjustments as provided in the Stock Plan), less the amount of any payments or distributions from the LTI Pool prior to such Determination Date made pursuant to Section 5.  All determinations related to the calculation of the LTI Pool shall be reasonably determined by the Committee in good faith and shall be binding and final on all Participants.

“Measurement Period” shall mean the Company’s fiscal year (or such other period determined by the Committee from time to time).

“Parent” means 313 Acquisition LLC, a Delaware limited liability company.

“Participant” shall mean an individual providing Services as a (x) Recruiting Regional Sales Manager (or an individual providing services to a legal entity acting as a Recruiting Regional Manager) and/or (y) Vice President, who is selected by the Committee to receive an Award under the Plan.

“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Plan” shall mean this Vivint Solar, Inc. Amended and Restated 2013 Long-Term Incentive Pool Plan for Recruiting Regional Sales Managers (as amended, modified or supplemented from time to time).

“Public Offering” shall mean any offering by the Company of Common Stock to the public pursuant to an effective registration statement under the Securities Act.

“Recruiting Regional Sales Manager” shall mean an individual providing Services (or an individual providing services to a legal entity which provides Services) and who recruits an individual to provide Services (or an individual to provide services to a legal entity which provides Services) to the Company as Regional Sales Managers, District Sales Managers, or Sales Managers to the Company to provide Services.

“Regional Sales Manager” shall mean a Regional Sales Manager who provides Services.

“Restrictive Covenant Violation” means the Participant’s breach of any provision of any agreement (including any Award Agreement) with the Company or any Affiliate or Subsidiary (whether currently in existence or arising in the future from time to time, and whether entered into pursuant to the Plan or otherwise) containing covenants regarding non-competition, non- solicitation, non-disparagement and/or non-disclosure obligations.

“Sales Manager” shall mean a Sales Manager who provides Services.

“Second Performance Hurdle” shall mean that Sponsor shall have received cash proceeds in respect of its shares of Common Stock held from time to time by Sponsor in an amount that equals $500,000,000 more than Sponsor’s cumulative invested capital in respect of its shares of Common Stock (which amount shall be deemed to be $75,000,000, plus any amounts invested after November 16, 2012 and through such date of determination).

“Service Recipient” with respect to a Participant shall mean the Company or one of its Affiliates (or any combination thereof) that engages the Services of such Participant at the time he or she is granted an Award hereunder (or that will prospectively engage the Services of such Participant following such grant).

“Services” means (i) a Participant’s employment if the Participant is an employee of the Company (or, following a Change in Control, any successor of the Company or the acquiring entity) or any of its Affiliates (or Parent or one of its Subsidiaries) or (ii) a Participant’s services as an advisor or consultant, if the Participant is an advisor or consultant to the Company (or, following a Change in Control, any successor of the Company or the acquiring entity) or any of its Affiliates (or Parent or one of its Subsidiaries).

“Sponsor” shall mean The Blackstone Group, L.P. and its Affiliates.

“Stock Option” means a Stock Option issued under the Stock Plan.

“Stock Plan” means the Vivint Solar, Inc. 2013 Omnibus Incentive Plan, as amended from time to time.

“Subsidiary” means, with respect to any specified Person:

(a)any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Terminated Participant” shall mean any Participant holding an Award whose Services with the Service Recipient is terminated for any reason.  For the avoidance of doubt, a Participant who ceases to be a Regional Sales Manager, but continues to provide Services in another capacity shall not be a Terminated Participant.

“Vested Percentage” as of any Determination Date shall mean (x) if the First Performance Hurdle has not been satisfied, 33.33%, or (y) if the First Performance Hurdle has been satisfied, but the Second Performance Hurdle has not been satisfied, 66.66%, or (z) if the First Performance Hurdle and the Second Performance Hurdle have been satisfied, 100%.

“Vice President” shall mean a Vice President who provides Services.